UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02(d):	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2021, the Board of Directors (the “Board”) of 22nd Century Group, Inc. (the “Company”) appointed Anthony Johnson, to be a director on the Board, effective immediately. Mr. Johnson was appointed as a Class II director to fill the existing vacancy in the Class II director positon on the Board.

Mr. Johnson, age 46, is co-founder, President, and CEO of Kodikaz Therapeutic Solutions, a world-class next-generation non-viral gene therapy company. He is also a founding partner of Buffalo Biosciences, a life science strategic business management firm that supports the evaluation and commercialization of bioscience technologies from concept to market. Previously he was president and CEO of Empire Genomics, where he transformed a concept formed at a university lab into a preeminent oncology molecular testing enterprise. He also served as the business leader of the stem cell and regenerative medicine franchise for Thermo Fisher (Invitrogen Corporation).

Mr. Johnson is an Aspen Institute Health Innovation Fellow and a member of the Aspen Global Leadership Network. He currently serves on the boards of several organizations including the WNED/PBS broadcasting service of Western New York. He has leveraged his business experience and board positions to mentor numerous technology startups and entrepreneurs, spur state and local job creation, and introduce STEM curriculum into early childhood education. Mr. Johnson is also a founding board member of the Communities of Giving Legacy Initiative, which works to create positive change in the lives of low-income youth of color via access to people, places, and experiences that help them achieve their life goals. Additionally, he serves as Michigan Street African-American Heritage Corridor Commissioner and was an Opportunities Council member for University of Buffalo. Formerly, he was a 15-year volunteer with the Big Brother Big Sister Foundation. Mr. Johnson holds an MBA from Manchester Business School, Manchester, UK, with an emphasis in international strategy, and a BA in biology from Fisk University, Nashville, TN.

Mr. Johnson is independent under the rules of the NASDAQ market and will receive the same compensation as the Company’s other non-employee directors. Mr. Johnson will serve on the Board’s Scientific, Finance and Compensation Committees.

There are no family relationships between Mr. Johnson and any director or other executive officer of the Company nor are there any transactions between Mr. Johnson or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction. Further, there is no arrangement or understanding between Mr. Johnson and any other persons or entities pursuant to which Mr. Johnson was appointed as a director of the Company.

The Company issued a press release regarding Mr. Johnson being appointed as a new director to to the Board, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 99.1	Press release dated August 19, 2021
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Steven P. Przybyla
Date:	August 19, 2021	Steven P. Przybyla
Vice President, General Counsel and Secretary